PRESS RELEASE	Contact: Stephanie A. Heist
August 9, 2010	(302) 571-5259 sheist@wsfsbank.com

WSFS COMPLETES $50.0 MILLION COMMON STOCK OFFERING

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ: WSFS), the parent company of Wilmington Savings Fund Society, FSB, today announced that, pursuant to its previously announced public offering of 1,200,000 shares of common stock at a price of $36.50 per share, the underwriters have exercised their option to purchase an additional 170,000 shares of common stock, on the same terms and conditions.  WSFS also announced that it has closed on the public common stock offering, representing $50.0 million in gross proceeds.  Net proceeds from the offering are expected to be approximately $47.3 million after deducting fees and offering expenses.

Sandler O’Neill + Partners, L.P. acted as the lead managing underwriter for the offering.  Janney Montgomery Scott LLC served as co-manager for the offering.  Malizia Spidi & Fisch, PC, Washington, D.C., served as counsel to WSFS for the offering.  DLA Piper LLP (US), Washington, D.C., served as counsel to the underwriters for the offering.

About WSFS Financial Corporation

WSFS Financial Corporation is a $3.8 billion financial services company.  Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 40 banking offices located in Delaware (35), Pennsylvania (4) and Virginia (1).  WSFS Bank provides comprehensive financial services including commercial banking, retail banking and trust and wealth management.  Other subsidiaries include WSFS Investment Group, Inc. and Montchanin Capital Management, Inc.  Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name.  For more information, please visit the Bank’s website at www.wsfsbank.com.

Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements, which are based on various assumptions (some of which may be beyond the Company’s control) are subject to risks and uncertainties and other factors which could cause actual results to differ materially from those currently anticipated.  Such risks and uncertainties include, but are not limited to, those related to the economic environment, particularly in the market areas in which the Company operates; the volatility of the financial and securities markets, including changes with respect to the market value of our financial assets; that Christiana Bank & Trust Company’s (CBT) business will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the proposed acquisition of CBT may not be fully realized or realized within the expected time frame; revenues following the proposed acquisition of CBT may be lower than expected; customer and employee relationships and business operations may be disrupted by the proposed acquisition; the ability to obtain required governmental approvals, and the ability to complete the proposed acquisition of CBT on the expected timeframe; changes in government regulation affecting financial institutions, including the Dodd-Frank Wall Street Reform and Consumer Protection Act which, among other things, eliminates the OTS as our primary regulator and as a result our new regulator will be the Board of Governors of the Federal Reserve System, and WSFS Bank’s new primary banking regulator will be the Office of the Comptroller of the Currency, and potential expenses associated therewith; changes resulting from our participation in the CPP including additional conditions that may be imposed in the future on participating companies; and the costs associated with resolving any problem loans and other risks and uncertainties, discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time.  The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

# # #